EXHIBIT 10.40

AMENDMENT # 2

TO

PATENT AND TECHNOLOGY LICENSE AGREEMENT

BETWEEN

SOON HOCK LIM

AND

GLOBAL MOBILETECH, INC.

This Agreement to that certain Amendment #1 dated March 23, 2012 (“Amendment #1”) to the Patent and Technology License Agreement dated December 15, 2011 (the “License Agreement”), is made this 1st day of June, 2012.

BETWEEN:

SOON HOCK LIM (“SHL”)

Unit M, Suite 807 Allway Gardens

Tsuen Wan, NT

Hong Kong

AND:

GLOBAL MOBILETECH, INC.

1312 North Monroe, Suite 750

Spokane, WA 99201

USA

WHEREAS, the parties wish to amend Schedule B (Payment of License Fee) of Amendment No. 1.

THEREFORE, the parties agree as follows:

1.

SCHEDULE B

GMT shall pay the balance of the purchase consideration amounting to $150,000.00 being the full and final payment to SHL by issuing 500,000 shares of restricted common stock of Global MobileTech, Inc. at $0.30 per share upon signing this Agreement.

2.    ENTIRE AGREEMENT

This Amendment, together with Amendment #1 and the License Agreement, constitutes the final, complete and exclusive statement of the agreement between the parties pertaining to their subject matter and supersedes any and all prior and contemporaneous understandings or agreements of the parties.

3.    MODIFICATION

This Agreement may be supplemented, amended or modified only by the mutual agreement of the parties. No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and signed by both parties.

5.    INCONSISTENCY

In the event of any conflict between this Agreement and the License Agreement, the terms of this Agreement shall govern.

Soon Hock Lim

Global MobileTech, Inc.

By:

/s/ Soon Hock Lim

By:

/s/ Valerie Hoi Fah Looi

-------------------------

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Valerie Hoi Fah Looi

Director